EXHIBIT 4(d)


                        BANGOR HYDRO-ELECTRIC COMPANY
                                    To
                              CITIBANK, N.A.,
                                As Trustee
                       _____________________________
                          SUPPLEMENTAL INDENTURE

                         Dated as of June 29, 1998
                      ______________________________
                  Re:  $115,000,000 First Mortgage Bonds
                        Collateral Series due 2001

                Supplemental to Mortgage and Deed of Trust
                        Dated as of July 1, 1936,
                 and Amendatory to Supplemental Indenture
                         Dated as of June 29, 1995




     SUPPLEMENTAL INDENTURE, dated as of June 29, 1998, between BANGOR HYDRO-ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Maine (hereinafter called the "COMPANY"), party of the first part, CITIBANK, N.A. (successor to City Bank Farmers Trust Company), a national banking association organized under the laws of the United States of America, having its corporate trust office at 111 Wall Street, in the Borough of Manhattan, City and State of New York, as Trustee under the Mortgage and Deed of Trust hereinafter referred to (hereinafter called the "TRUSTEE"), party of the second part.

     WHEREAS, the Company heretofore executed and delivered to City Bank Farmers Trust Company, as Trustee, its Mortgage and Deed of Trust dated as of July 1, 1936 (hereinafter referred to as the "ORIGINAL INDENTURE", and hereinafter as heretofore supplemented and amended by duly recorded Indentures supplemental thereto, referred to as the "INDENTURE"); and

     WHEREAS, City Bank Farmers Trust Company was converted as of the close of business on January 30, 1959, into a national banking association named First National City Trust Company and having its head office at 55 Wall Street, in the Borough of Manhattan, City, County and State of New York; and

     WHEREAS, First National City Trust Company was merged on January 15, 1963 into First National City Bank, a national banking association incorporated and existing under the laws of the United States of America and having its head office at 55 Wall Street, in the Borough of Manhattan, City, County and State of New York and said First National City Bank has succeeded to First National City Trust Company, as Trustee under the Indenture and is hereinabove denominated as Trustee; and

     WHEREAS, First National City Bank changed its name to Citibank, N.A., effective March 1, 1976; and

     WHEREAS, the Original Indenture was recorded in the following places in the State of Maine: in Aroostook County Registry of Deeds, Book 444, Page 130; in Hancock County Registry of Deeds, in Book 654, Page 79; in Penobscot County Registry of Deeds, in Book 1117, Page 3, in Piscataquis County Registry of Deeds, in Book 257, Page 241, in Washington County Registry of Deeds, in Book 418, Page 102; in Cumberland County Registry of Deeds, in Book 3957, Page 1; in Waldo County Registry of Deeds, in Book 786, Page 119; in the City Clerk s Office for the City of Bangor, in Book 19, Page 304; and in the Rockingham County Registry of Deeds in the State of New Hampshire, in Book 2351, Page 203; and

     WHEREAS, pursuant to the provisions of the Indenture, the Company duly issued the following First Mortgage Bonds: 3.75% Series due 1966 in the aggregate principal amount of $7,108,000, none of which is now outstanding;
3% Series due 1966 in the aggregate principal amount of $500,000, none of which is now outstanding; 3% Series due 1975 in the aggregate principal amount of $5,000,000, none of which is now outstanding; 3% Series due 1977 in the aggregate principal amount of $2,500,000, none of which is now outstanding; 2.75% Series due 1980 in the aggregate principal amount of $2,000,000, none of which is now outstanding; 3.25% Series due 1982 in the aggregate principal amount of $1,000,000, none of which is now outstanding;
3 % Series due 1984 in the aggregate principal amount of $1,000,000, none of which is now outstanding; 3.25% Series due 1985 in the aggregate principal amount of $1,500,000, none of which is now outstanding; 4% Series due 1988 in the aggregate principal amount of $2,500,000, none of which is now outstanding; 4% Series due 1993 in the aggregate principal amount of $3,500,000, none of which is now outstanding; 6.75% Series due 1998 in the aggregate principal amount of $2,500,000, none of which are now outstanding; 8.25% Series due 1999 in the aggregate principal amount of $3,500,000, none of which are now outstanding; 10.5% Series due 2000 in the aggregate principal amount of $5,000,000, none of which is now outstanding; 9.25% Series due 2001 in the aggregate principal amount of $3,000,000, none of which are now outstanding; 8.60% Series due 2003 in the aggregate principal amount of $2,500,000, none of which are now outstanding; 10.25% Series due 2004 in the aggregate principal amount of $7,000,000, none of which is now outstanding; 15.25% Series due 1996 in the aggregate principal amount of $5,000,000, none of which is now outstanding; 16.50% Series due 1996 in the aggregate principal amount of $15,000,000, none of which is now outstanding; 12.50% Series due 1998 in the aggregate principal amount of $19,500,000, none of which are now outstanding; 17.35% Series due 1994 in the aggregate principal amount of $11,000,000, none of which are now outstanding; 10.25% Series due 2019 in the aggregate principal amount of $15,000,000, all of which are now outstanding; 10.25% Series due 2020 in the aggregate principal amount of $30,000,000, all of which are now outstanding; 8.98% Series due 2022 in the aggregate principal amount of $20,000,000, all of which are now outstanding; 7.38% Series due 2002 in the aggregate principal amount of $20,000,000, all of which are now outstanding; 12.25% Series due 2001 in the aggregate principal amount of $14,316,422, $4,508,704 of which are now outstanding; 7.30% Series due 2003 in the aggregate principal amount of $15,000,000, all of which are now outstanding; and Collateral Series due 2000 in the aggregate principal amount of $115,000,000 (the "2000 Series Bonds"), all of which are now outstanding; and

     WHEREAS, in accordance with Section 94 of the Indenture, the Company has received the consent of each holder of 2000 Series Bonds to amend and modify such Bonds as hereinafter set forth, such Bonds, as so amended and modified, to be designated "Collateral Series due 2001"; and

     WHEREAS, in order to confirm the terms, provisions and conditions of the Bonds of the Collateral Series due 2001, the Company has determined to execute this Supplemental Indenture, which shall amend and restate in full the referenced provisions of that certain Supplemental Indenture, dated as of June 29, 1995, pursuant to which the 2000 Series Bonds were issued (the "Prior Supplemental Indenture"); and

     WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been performed and fulfilled and the execution and delivery hereof have in all respects been duly authorized and all things necessary to make the Bonds of the Collateral Series due 2001, when authenticated by the Trustee, the valid, binding and legal obligations of the Company entitled in all respects to the security of the Indenture, have been done and performed; and

     WHEREAS, the Company and the Trustee deem it desirable to enter into this Supplemental Indenture;

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, that in consideration of the premises and of the sum of One Dollar in lawful money of the United States of America to the Company duly paid by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company hereby covenants and agrees with the Trustee and its successors in the Trust under the Indenture, as hereby supplemented by this Supplemental Indenture, for the benefit of those who shall hold the First Mortgage Bonds, and interest coupons, including the First Mortgage Bonds, Collateral Series due 2001, or any of them, that Sections 1 through 5, inclusive, of the Prior Supplemental Indenture is hereby amended and restated in full as follows:

     "Section 1. Section 3 of the Original Indenture is hereby amended by adding the following sentence at the end of said Section:


                    "Notwithstanding the foregoing, the First Mortgage
               Bonds, Collateral Series due 2001 shall be Registered Bonds in the denomination of $1,000 and multiples of $1,000.

     Section 2. Section 11 of the original Indenture is hereby further amended by deleting the last sentence at the end of the first paragraph of such Section 11, and substituting in its stead:

               "Notwithstanding the foregoing, the First Mortgage Bonds, 10.5% Series due 2000 shall bear interest from November 25, 1975; the First Mortgage Bonds, 10.25% Series due 2004 shall bear interest from the date of issuance thereof; the First Mortgage Bonds, 15.25% Series due 1996 shall bear interest from the date of issuance thereof; the First Mortgage Bonds, 16.50% Series due 1996 shall be dated as of, and shall bear interest from, July 30, 1981; the First Mortgage Bonds, 12.50% Series due 1998 shall bear interest from the date of issuance thereof; the First Mortgage Bonds, 17.35% Series due 1994 shall be dated as of and shall bear interest from, the date of issuance thereof; the First Mortgage Bonds, 10.25% Series due 2019 shall be dated and shall bear interest from, the date of issuance thereof; the First Mortgage Bonds, 10.25% Series due 2020 shall be dated and shall bear interest from, the date of issuance thereof; the First Mortgage Bonds, 8.98% Series due 2022 shall be dated and shall bear interest from, the date of issuance thereof; the First Mortgage Bonds, 7.38% Series due 2002 shall be dated and shall bear interest from, the date of issuance thereof; the First Mortgage Bonds, 7.30% Series due 2003 shall be dated and shall bear interest from the date of issuance thereof; and the First Mortgage Bonds, Collateral Series due 2001 shall be dated the date of issuance thereof and shall bear interest at a rate of 0%.

     Section 3. Section 11 of the Original Indenture is hereby further amended by adding the following sentence at the end of the second paragraph:

               "Notwithstanding the foregoing, there shall not be reserved unissued any Coupon Bond or Bonds of the First Mortgage Bonds, Collateral Series due 2001.

     Section 4. Pursuant to paragraph (b) of Section 93 of the Indenture, the Indenture is hereby amended as follows, such amendments to remain in effect for so long as any Bonds of the Collateral Series due 2001 (as defined in Section 5 hereof) are outstanding:

               (a) Section 66 of the Indenture is hereby amended by adding the following after the word "expressed" in paragraph (a) thereof:

                   ", upon a required redemption"

               (b) Section 66 of the Indenture is hereby further amended by adding the following after the word "notwithstanding" in the language immediately following paragraph (e) thereof:

                    "(provided that if any default described in paragraph (d)
                 or (e) occurs and is continuing, all of the Bonds then outstanding and the interest accrued thereon, if any, shall immediately become due and payable without declaration, presentment, demand or notice of any kind by the Trustee or any holder of Bonds)"

          Section 5. (a) The Company hereby creates a series of Bonds to be issued under and secured by the Indenture, as hereby supplemented, in the aggregate principal amount of $115,000,000, to be designated as "FIRST MORTGAGE BONDS, COLLATERAL SERIES DUE 2001" (referred to herein as "BONDS OF THE COLLATERAL SERIES DUE 2001"). The Bonds of said series shall be payable as to principal on June 30, 2001, and shall not bear interest. The principal thereof shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for public and private debts and shall be payable at the corporate trust office of the Trustee in the Borough of Manhattan, City and State of New York.

          (b) Definitive Bonds of the Collateral Series due 2001 shall be issued as of the date of this Supplemental Indenture, as amended and shall be issued only as fully Registered Bonds without coupons. The definitive Registered Bonds without coupons shall be issuable in denominations of $1,000, and any integral multiple of $1,000 approved by the Company, such approval to be evidenced by the execution thereof. The several authorized denominations of Registered Bonds without coupons of said series shall be interchangeable in like aggregate principal amounts.

          (c) Bonds of the Collateral Series due 2001 in a principal amount of $82,500,000 are initially delivered to BankBoston, N.A., as administrative agent (the "Administrative Agent") pursuant to the terms of that certain Amended and Restated Bond Pledge and Security Agreement, dated as of June 29, 1998, between the Company and the Administrative Agent (the "Pledge Agreement"), to secure the obligations of the Company (described in the Pledge Agreement) under an Amended and Restated Revolving Credit and Term Loan Agreement, dated as of June 29, 1998, among the Company, the Banks named therein, and BankBoston, N.A., as administrative agent and Fleet National Bank, as documentation agent (as amended from time to time, the "Credit Agreement"). To the extent that scheduled installment payments are made in respect of the term loans under the Credit Agreement ("Term Loans ), such payments shall constitute a credit against the payment obligations of the Company with respect to the Bonds of the Collateral Series due 2001 held by the Administrative Agent or its transferees, provided that the making of any such payment shall not constitute a credit (i) in respect of Bonds of the Collateral Series due 2001 registered in the name of the Administrative Agent while any Default or Event of Default (as defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement after giving effect to such payment, or (ii) to the extent a principal amount of Bonds of the Collateral Series due 2001 equal to the amount of any such payment is assigned by the Administrative Agent to the G&R Trustee (as defined below) as required by the Pledge Agreement.

          Bonds of the Collateral Series due 2001 in a principal amount of $30,000,000 are initially delivered to the trustee (the "G&R Trustee") under the General and Refunding Mortgage Indenture and Deed of Trust, dated as of June 1, 1995 between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (the "General and Refunding Mortgage"). No payments shall be required to be made in respect of such Bonds of the Collateral Series due 2001, or in respect of any additional Bonds of the Collateral Series due 2001 which are assigned by the Administrative Agent to the G&R Trustee as required by the Pledge Agreement, unless and until (i) all Bonds of the Collateral Series due 2001 become or are declared to be due and payable pursuant to Section 66 of the Indenture, or (ii) demand for redemption of such Bonds is made by the G&R Trustee as provided in subsection
(d) below.

          The Trustee may at any and all times conclusively assume that the obligations of the Company to make payments with respect to the Bonds of the Collateral Series due 2001, so far as such payments shall at the time have become due, have been fully satisfied and discharged unless and until (i) all Bonds of the Collateral Series due 2001 become or are declared to be due and payable pursuant to Section 66 of the Indenture, (ii) the Trustee shall have received a written notice from the Administrative Agent signed by one of its officers stating that the indebtedness of the Company has become, or has been declared to be, due and payable pursuant to the Credit Agreement and demanding redemption of the Bonds of the Collateral Series due 2001 held by the Administrative Agent as provided in subsection (d) of this Section, or
(iii) the Trustee shall have received the notice described in such subsection
(d) from the G&R Trustee in respect of Bonds of the Collateral Series due 2001 held by the G&R Trustee.

          (d) The Bonds of the Collateral Series due 2001 are not redeemable at the option of the Company at any time prior to maturity and are not redeemable by the operation of the General Reserve Fund provisions of the Indenture. Bonds of the Collateral Series due 2001 that are registered in the name of the Administrative Agent shall immediately be redeemed by the Company in whole, by payment of 100% of the outstanding principal amount thereof, on the date of receipt by the Trustee and the Company of a written notice (the "Acceleration Notice") from the Administrative Agent stating that the indebtedness of the Company has become, or has been declared to be, due and payable pursuant to the Credit Agreement. Each of the Administrative Agent and the Trustee hereby waives any other right to receive notices of redemption pursuant to Article Eighth of Indenture. Bonds of the Collateral Series due 2001 that are registered in the name of the G&R Trustee shall be subject to redemption by the Company at the option of the G&R Trustee as the holder thereof, by payment of 100% of the principal amount thereof, on the date of receipt by the Trustee of a written notice from the G&R Trustee stating that the indebtedness of the Company under the General and Refunding Mortgage has become, or has been declared to be, due and payable. So long as the Administrative Agent is the registered holder of any Bonds of the Collateral Series due 2001, receipt by the Trustee of any such notice and demand for redemption from the G&R Trustee shall be deemed also to constitute an Acceleration Notice with respect to any such Bonds held by the Administrative Agent.

               (e) If, while any bonds of the Collateral Series due 2001 are outstanding, the Company effects the release, pursuant to Section 59 of the Indenture, of any part of the mortgaged properties sold by the Company in a Generating Asset Transaction (as defined in the Credit Agreement), the Company covenants that it will forthwith direct the Trustee, pursuant to
Section 60 of the Indenture, to apply the net proceeds of such release to the purchase, at a price equal to the principal amount thereof, of Bonds of the Collateral Series due 2001 registered in the name of the Administrative Agent, as authorized by paragraph (c) of Subdivision I of Section 49 of the Indenture; provided, that the principal amount of Bonds of the Collateral Series due 2001 so purchased shall not, without the consent of the Administrative Agent, exceed the principal amount of Term Loans then outstanding. Bonds of the Collateral Series due 2001 shall not be otherwise subject to redemption or retirement with the proceeds of released Property.

           (f) The Bonds of the Collateral Series due 2001 and the Trustee's certificate to be endorsed on such Bonds, shall be substantially in the following form:

                         (FORM OF BOND)

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH SECURITY MAY NOT BE TRANSFERRED WITHOUT COMPLIANCE WITH APPLICABLE SECURITIES LAWS.
No. R-                                         $__________

                 BANGOR HYDRO-ELECTRIC COMPANY
                     FIRST MORTGAGE BOND

                 Collateral Series due 2001
                      Due June 30, 2001

          BANGOR HYDRO-ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Maine (hereinafter called the "COMPANY"), for value received, hereby promises to pay to
              ______________________________________________

                or registered assigns, the principal sum of

          __________________________________ DOLLARS ($_________)
on June 30, 2001 upon presentation and surrender hereof to the Trustee. This bond shall not bear interest.

          The principal of this Bond is payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for public and private debts, at the corporate trust office of the Trustee hereinafter named, in the Borough of Manhattan, City and State of New York.

      This Bond is one of a duly authorized issue of First Mortgage Bonds of the Company, issuable in series and in fully registered form without interest coupons, and is one of a series designated as "COLLATERAL SERIES DUE 2001", all of which Bonds of whatever series are issued and to be issued under and, irrespective of the time of issue, are equally secured by a certain Mortgage and Deed of Trust dated as of July 1, 1936, executed by the Company to City Bank Farmers Trust Company (of which Citibank, N.A., a national banking association, is the successor), as Trustee, and all indentures amendatory thereto and supplemental thereto (all collectively herein called the "INDENTURE"), to which reference is hereby made for a description of the properties mortgaged, the nature and extent of the security, the rights of the holders of the Bonds with respect to such security and the terms and conditions upon which the Bonds are secured.

       In the manner provided in the Indenture, the rights and obligations of the Company and of the holders of the Bonds may be changed and modified at any time upon the consent and approval of the holders of 66-2/3% in aggregate principal amount of the Bonds then outstanding affected by such change or modification; PROVIDED, HOWEVER, that no such change or modification shall
(a) alter or impair the obligation of the Company to pay the principal of and interest, if any, on any Bond at the time and place and at the rate and in the currency provided therein, without the consent of the holder of such Bond, or (b) permit the creation by the Company of any mortgage, or lien in the nature of a mortgage, or security interest ranking prior to or PARI PASSU with the lien of and security interest created by the Indenture, except as in the Indenture otherwise provided, or (c) permit the reduction of the percentage of outstanding Bonds affected required for any such change or modification.

     Bonds of this Series are not redeemable at the option of the Company at any time prior to Maturity and are not redeemable by the operation of the General Reserve Fund provisions of the Indenture. The Bonds of this Series are subject to mandatory redemption as provided in the supplemental indenture, dated as of June 29, 1995, as amended establishing such Series.

          In case a default, as defined in the Indenture, shall occur, the principal of all of the Bonds of each and every series issued and outstanding thereunder may be declared or may become due and payable before maturity in the manner and with the effect provided in the Indenture.

          Subject to compliance with applicable securities laws, this Bond is transferable by the registered owner in person or by a duly authorized attorney at the corporate trust office of the Trustee in the Borough of Manhattan, City and State of New York, upon the surrender and cancellation of this Bond, and thereupon a registered Bond of this series will be issued to the transferee in exchange therefor, as provided in the Indenture, and on payment, if the Company shall so require, of the charge therein provided for.

          Bonds of the Collateral Series due 2001 are issuable in the denominations of $1,000 and any integral multiple of $1,000 approved by the Company, such approval to be evidenced by the execution thereof. In the manner prescribed in the Indenture, any registered Bond of such series may be exchanged for a like aggregate principal amount of registered Bonds of such series of other authorized denominations.

     No recourse shall be had for the payment of any part of the principal of this Bond, or for any claim based hereon, or for the consequences of any default in the payment hereof, or otherwise in any manner in respect hereof or in respect of the Indenture or of the indebtedness represented hereby, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any statute or constitutional provision or rule of law, or by the enforcement of any assessment or penalty or otherwise, or in any manner; all such liability, by the acceptance hereof, and as part of the consideration for the issue hereof, being expressly released, as provided in the Indenture.

          This Bond shall not be obligatory or valid for any purpose until authenticated by the execution by the Trustee of the certificate endorsed hereon.

    IN WITNESS WHEREOF, the Company has caused this Bond to be signed by its President or one of its Vice Presidents and impressed or imprinted with its corporate seal or a facsimile thereof, attested by its Treasurer or an
Assistant Treasurer, as of June   , 1998.

                                   BANGOR HYDRO-ELECTRIC COMPANY


                                   By__________________
                                        Its Vice President
[SEAL]
ATTEST:
By________________________
          Its Treasurer

                      (FORM OF TRUSTEE S CERTIFICATE)
                   TRUSTEE'S AUTHENTICATION CERTIFICATE
      This is one of the Bonds of the series designated therein, described in the within-mentioned Mortgage and Deed of Trust.
          Dated:
                                         CITIBANK, N.A., as Trustee,


                                       By______________________________
                                             Its Authorized Signatory

        Section 6. Upon receipt of evidence satisfactory to the Trustee that the registered holders of the bonds of the Collateral Series due 2000 have consented to the amendment and modification of such Bonds as set forth in the foregoing sections, the Trustee shall execute this Supplemental Indenture and shall, upon written order of the Company and surrender for cancellation of certificates representing the bonds of the Collateral Series due 2000, authenticate and deliver new certificates representing the Bonds of the Collateral Series due 2001, in the form set forth in Section 5, to the above-mentioned registered holders.

          Section 7. The Trustee accepts the trusts created by this Supplemental Indenture upon the terms and conditions hereof and of the Indenture. All covenants and provisions of the Indenture shall continue in full force and effect, as this Supplemental Indenture shall form part of the Indenture. Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture, other than as set forth in the Indenture. The Trustee shall not be responsible for the recitals herein or in the Bonds, all of which are made by the Company solely.

        Section 8. This Supplemental Indenture may be executed in any number of counterparts, each of which, if so executed, shall be deemed to be an original; and all such counterparts shall together constitute but one and the same instrument

          IN WITNESS WHEREOF, Bangor Hydro-Electric Company has caused this Supplemental Indenture to be executed on its behalf by one of its Vice Presidents and its corporate seal to be hereto affixed and attested by its Clerk; and Citibank, N.A., as Trustee as aforesaid, has caused this Supplemental Indenture to be executed on its behalf by one of its and its corporate seal to be hereto affixed and
attested by an                       , all as of the day and year first above
written.



                                    BANGOR HYDRO-ELECTRIC COMPANY
                                    By __________________________
                                        Its Vice President Finance &
                                        Law, and Treasurer

 WITNESS __________________

 ATTEST ___________________
      Its Clerk



                                  CITIBANK, N.A., as Trustee as aforesaid,


                                  By __________________________

WITNESS __________________

ATTEST ___________________




STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

     On June    , 1998 before me personally appeared the above-named
                                  , a Vice President, and
                                         , an Assistant Vice President, of
Citibank, N.A., the national banking institution that executed the within and foregoing instrument as Trustee, and severally acknowledged said instrument to be their free act and deed in their said capacities and the free act and deed of the said national banking institution, as such Trustee.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal on the day and year first above mentioned.
                              _____________________________________
                                           Notary Public
My Commission expires                       .
[NOTARIAL SEAL]


COMMONWEALTH OF MASSACHUSETTS )
                                   ) ss.:
COUNTY OF                          )


                             On June    , 1998 before me personally
appeared the above-named                                   , a VICE
PRESIDENT, and ANDREW LANDRY, a CLERK, of Bangor Hydro-Electric Company, the corporation that executed the within and foregoing instrument, and severally acknowledged said instrument to be their free act and deed in their said capacities and the free act and deed of the said corporation.

                             IN WITNESS WHEREOF, I have hereunto set my
hand and seal on the day and year first above mentioned.


                              ______________________________
                                           Notary Public

My Commission expires                       .
[NOTARIAL SEAL]